UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Road, Suite 100, Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 1, 2013, but effective as of March 31, 2013, we entered into a Second Amendment to Loan Agreement with Deerpath Funding, LP.  Under this amendment, which we requested, we changed the covenants related to our Fixed Charge Coverage Ratio to require that we would meet a ratio at September 30, 2012 of 0.6 to 1.00, stepping up each quarter until September 30, 2016 and thereafter, when we are now required to meet a ratio of 3.00 to 1.00.

The foregoing description is qualified in its entirety by reference to the full text of the Second Amendment to Loan Agreement, the form of which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment effective March 31, 2013 to Loan Agreement with Deerpath Funding, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: August 7, 2013                                              By:             /s/ Jennifer Crow
        Jennifer Crow, Chief Financial Officer